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                                                                   EXHIBIT 99.2

                     MANAGEMENT'S DISCUSSION AND ANALYSIS
               OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

CAUTIONARY STATEMENT FOR PURPOSES OF THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

   The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for certain forward-looking statements. The factors discussed below could cause actual results to differ materially from those contained in forward-looking statements made herein and in oral statements made by authorized officers of Marvel Enterprises, Inc. (the "Company" or "Marvel"). When used herein, the words "intend," "estimate," "believe," "expect" and similar expressions are intended to identify forward-looking statements.

   The following discussion should be read in conjunction with the financial statements of the Company and the related notes thereto which are filed as part of this Current Report on Form 8-K.

   Set forth below is a discussion of the financial condition and results of operations of the Company for the two fiscal years ended December 31, 1998. On October 1, 1998, the Company acquired Marvel Entertainment Group, Inc. ("MEG") pursuant to the plan of reorganization for MEG that was confirmed by the United States District Court for the District of Delaware in MEG's chapter 11 case (the "Plan"). The transactions consummated on October 1, 1998 in connection with the Plan are collectively referred to herein as "the Reorganization." Prior to October 1, 1998, the Company's name was Toy Biz, Inc. The term "Toy Biz, Inc.," when used herein, refers to the Company prior to October 1, 1998. Because of the significant effect of the Reorganization on the Company's results of operations, the Company's historical results of operations and period-to-period comparisons will not be indicative of future results.

Overview

 Net Sales

   The Company's net sales are generated from (i) licensing the Company's Marvel characters for use in merchandise, promotions, feature films, television programs, theme parks and various other areas; (ii) publishing comic books, including related advertising revenues; and (iii) marketing and distributing toys, including toys based on the Marvel characters, proprietary toy products and toys based on properties licensed to the Company from third parties. On a pro forma basis after giving effect to the Reorganization, the recently completed sale of substantially all of the assets of the Company's Fleer Corp., Frank H. Fleer Corp. and SkyBox International Inc. subsidiaries (the "Fleer Sale") and the intended disposition of the Panini S.p.A. ("Panini SpA") activity stickers and adhesive paper business, licensing, publishing and toys would have accounted for 4%, 19% and 77%, respectively, of the Company's net sales for the year ended December 31, 1998. The Company's strategy is to increase the media exposure of the Marvel characters through its media and promotional licensing activities, which it believes will create revenue opportunities for the Company through sales of toys and other licensed merchandise. In particular, the Company plans to focus its future toy business on marketing and distributing toys based on the Marvel characters, which provide the Company with higher EBITDA margins because no license fees are required to be paid to third parties and, because of media exposure, require less promotion and advertising support than the Company's other toy categories. The Company intends to use comic book publishing to support consumer awareness of the Marvel characters and to develop new characters and storylines.

   The Company records as revenue the present value of licensing fees from its licensing activities at the time the Company's characters are available to the licensee and the collection of licensing fees is reasonably assured. Licensing fees booked as revenue but not yet realized are recorded as receivables. Licensing receivables due more than one year beyond the balance sheet date are discounted to their net present value.

 Operating Expenses

 Cost of Sales

   There generally is no cost of sales associated with the licensing of the Company's characters.

   Cost of sales for comic book publishing consists of art and editorial costs and distribution costs. Art and editorial and printing costs account for the most significant portion of publishing cost of sales. Art and editorial

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costs consist of compensation to editors, writers and artists. The Company generally hires writers and artists on a freelance basis but has exclusive employment contracts with certain key writers and artists.

   The Company out-sources the printing of its comic books to an unaffiliated company. The Company's cost of printing is subject to fluctuations in commodity-based products such as paper.

   Cost of sales for the toy business consists of product and package manufacturing, shipping and agents' commissions. The most significant portion of cost of sales is product and package manufacturing. The Company, which utilizes multiple manufacturers, solicits multiple bids for each project in order to control its manufacturing costs. A substantial portion of the Company's toy manufacturing takes place in China. A substantial portion of the Company's toy manufacturing contracts are denominated in Hong Kong dollars.

 Selling, General and Administrative

   Selling, general and administrative costs consist primarily of advertising, royalties, general and administrative, warehousing and store merchandising. The most significant portion of selling, general and administrative costs is advertising and royalties.

   Advertising expense varies with the Company's product mix. In the near term, those costs are likely to increase as the Company further promotes the toys developed under its World Championship Wrestling (WCW/NWO) license. In the longer term, the Company expects those costs to decrease as the Company emphasizes toys based on the Marvel characters.

   Royalties are payable on toys based on characters licensed from third parties, such as World Championship Wrestling, Universal Studios and Sony Pictures, as well as toys developed by outside inventors. Because the Company expects that products based on its World Championship Wrestling license will generate a significant portion of its operating income during the next several years, the Company believes that royalty expense paid to World Championship Wrestling will significantly increase. There are no royalty payments for Marvel-character-based toy products.

   General and administrative costs consists of salaries and corporate overhead.

   The Company expects warehousing and store merchandising costs to change over time in line with the Company's toy sales.

 Depreciation and Amortization

   Depreciation and amortization expense consists of amortization of goodwill and other intangibles, tooling, product design and development, packaging design and depreciation expense. Amortization expense will increase significantly as a result of the goodwill created pursuant to the combination of Toy Biz, Inc. and MEG, which will be amortized over an assumed 20-year life.

   Tooling and product design and development and packaging design expense, which are attributable to the toy business, are amortized over the life of the respective product. The Company believes its tooling, product and packaging design expense accounted for most of depreciation and amortization in 1998.

Results of Operations of the Company

 Year ended December 31, 1998 compared with year ended December 31, 1997

   The Company's net sales increased to $232.1 million for the year ended December 31, 1998 from $150.8 million in the 1997 period. The increase in net sales was partially due to the inclusion of $19.6 million in publishing and licensing revenues in the fourth quarter of 1998 as a result of the acquisition of MEG on October 1, 1998. Net sales in the toy division increased $61.6 million to $212.4 million in 1998. Net sales in the domestic boys' toys category increased $20.1 million to $63.2 million in 1998 due primarily to the introduction of the WCW/NWO Bashin' Brawlers in the second half of 1998, which accounted for $17.2 million in net sales. Net

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sales in the domestic girls' toys category increased $3.3 million in 1998 to
$42.0 million due primarily to the increased product line of new promotional dolls in 1998. Net sales of domestic activity toys and other products increased $3.7 million to $31.7 million in 1998 due primarily to shipments of products related to the Godzilla feature film released in 1998. The Company believes that its net sales in each of its domestic toy categories was adversely affected by Toys 'R' Us' decision to eliminate excess inventory through a one-time reduction in inventory that resulted in significant declines in its purchases from toy manufacturers. Net sales of toy products sold through the import division increased $16.7 million to $47.2 million in 1998, due primarily to shipments of Godzilla products in 1998. International net toy sales increased $.7 million to $28.1 million in 1998. The Company recorded sales allowances of $2.9 million in 1998 which were attributable to the impact of the merger (the "Merger") between MEG and the Company's wholly-owned subsidiary MEG Acquisition Corp. on the Company's relationship with certain of its international distributors, compared to $18.0 million of sales allowances in 1997 that the Company believes were related to the impact of MEG's bankruptcy case (the "Bankruptcy Case") on Toy Biz, Inc.'s relationships with its international distributors.

   Gross profit increased $60.2 million to $104.1 million for 1998 from $43.9 million in 1997 in part as a result of lower sales allowances in 1998 described above. Gross profit as a percentage of net sales increased to approximately 45% in 1998 from approximately 29% in 1997. The inclusion of MEG's publishing and licensing operations in the fourth quarter of 1998 resulted in $11.4 million of additional gross profit. The gross profit of the publishing and licensing operations as a percentage of publishing and licensing net sales was approximately 58% in the fourth quarter of 1998.

   Selling, general and administrative expense increased $25.0 million to $97.1 million in 1998 from $72.1 million in 1997. Selling, general and administrative expense as a percentage of net sales decreased to approximately 42% in 1998 from approximately 48% in 1997. The increase in selling, general and administrative expense was partially due to the inclusion of $5.7 million of publishing and licensing selling, general and administrative expense for the fourth quarter of 1998. The increase during 1998 was also due to $11.7 million of expenses relating to the termination of license agreements resulting from the Company's integration of MEG's operations, as well as a $9.8 million increase in royalty and advertising expense in 1998 primarily related to the success of the WCW/NWO Bashin' Brawlers.

   Depreciation and amortization expense decreased $1.2 million to $19.3 million in 1998 from $20.5 million in 1997 primarily due to additional amortization expense recorded in 1997 related to early write-offs of discontinued toy products based on Marvel characters as a result of the Bankruptcy Case.

   Amortization of goodwill and other intangibles increased $6.6 million to $7.1 million in 1998 from $.5 million in 1997. The increase was due to the amortization of goodwill created pursuant to the MEG acquisition completed on October 1, 1998.

   Interest expense increased $8.6 million to $9.4 million in 1998 from $.8 million in 1997, primarily due to $8.6 million in interest expense which the Company incurred in the fourth quarter of 1998 on the $200.0 million (the "Bridge Loan") the Company borrowed on October 1, 1998 from UBS AG, Stamford Branch ("UBS"), to finance a portion of the cost of acquiring MEG.


   As a result of the above, the Company reported a net loss of $32.6 million in 1998 compared to a net loss of $29.5 million in 1997. The Company reported a loss per share after preferred dividends of $1.23 in 1998 compared to a loss per share after preferred dividends of $1.06 in 1997.

Liquidity and Capital Resources

   The Company's primary sources of liquidity are cash on hand, cash flow from operations (other than the cash flow of Panini SpA, none of which is expected to be available to the Company as a result of the Company's decision to dispose of Panini SpA), the net proceeds of the Fleer Sale and the net proceeds (after repayment of the Bridge Loan) expected to be received from the proposed offering of $250.0 million of the Company's senior notes, which the Company anticipates completing before the end of February 1999 (the "Offering").

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The Company is also seeking to obtain a new working capital facility. There can be no assurance that the Offering will be consummated. The Company anticipates that its primary needs for liquidity will be to: (i) conduct its business; (ii) meet debt service requirements; (iii) make capital expenditures; and (iv) pay administration expense claims incurred in connection with the Bankruptcy Case (the "Administration Expense Claims").

   Net cash (used in) provided by the Company's operations during fiscal 1996, 1997 and 1998 was ($.9) million, $12.8 million and $29.0 million, respectively.

  At December 31, 1998, the Company had a working capital deficiency of $133.4 million.

   On October 1, 1998, the Company obtained the Bridge Loan from UBS. The Company plans to use a portion of the net proceeds expected to be received from the Offering to repay the Bridge Loan. There can be no assurance that the Offering will be consummated. On October 1, 1998, the Company entered into a revolving credit facility with UBS (the "Old Credit Facility"). There have been no borrowings under the Old Credit Facility. UBS's commitment to advance funds and issue letters of credit under the Old Credit Facility has been terminated effective as of February 3, 1999. The Company has failed to comply with certain covenants under the Bridge Loan and the Old Credit Facility. UBS has agreed to waive the Company's failure to comply with these covenants through March 15, 1999.

   The Company's auditors included an explanatory paragraph in their audit report on the Company's 1998 consolidated financial statements regarding the ability of the Company to continue as a going concern due to the short repayment schedule for, and certain covenant defaults under, the Bridge Loan. The Company expects that its auditors will re-issue their audit report without the going concern explanatory paragraph upon the completion of the Offering and the application of the proceeds to repay the Bridge Loan. There can be no assurance that the Offering will be consummated.

   The Company is seeking to obtain a new secured working capital facility which will provide for borrowings of at least $50.0 million for seasonal working capital requirements and general corporate purposes. The Company anticipates that any new working capital facility will be subject to a borrowing base comprised of eligible inventory and eligible accounts receivable. The Company also expects that any new working capital facility will contain customary event of default provisions and covenants, and may be secured by substantially all of the assets of the Company and its domestic subsidiaries. Any new working capital facility may also be subject to an annual clean-down period. If the Company fails to obtain a new working capital facility from an institutional lender, the Company expects to seek to obtain such a facility from one or more of its stockholders. There can be no assurance that the Company will obtain a new working capital facility on customary terms or at all. A failure to do so could have a material adverse effect on the Company.

   On October 1, 1998, the Company sold 9.0 million shares of the Company's 8% cumulative convertible exchangeable preferred stock, par value $.01 per share (the "8% Preferred Stock") at $10.00 per share for an aggregate of $90.0 million. The 8% Preferred Stock pays quarterly dividends on a cumulative basis on the first business day of January, April, July and October in each year, commencing January 4, 1999. Dividends are payable, at the option of the board of directors of the Company, in cash, in additional shares of 8% Preferred Stock or in any combination thereof. The Company will be restricted under the proposed indenture pursuant to which the Notes will be issued, and expects to be prohibited under any new working capital facility, from making dividend payments on the 8% Preferred Stock except in additional shares of 8% Preferred Stock. Each share of 8% Preferred Stock may be converted, at the option of its holder, into 1.039 shares of the Company's common stock, par value $.01 per share (the "Common Stock"). The Company must redeem all outstanding shares of 8% Preferred Stock on October 1, 2011.

   In accordance with the Plan, the Company paid approximately $256.4 million on October 1, 1998 in connection with the consummation of the Plan.

   On the consummation date of the Plan, the Company paid approximately $20.2 million of Administration Expense Claims. In December 1998, the Company paid approximately $4.2 million of additional Administration Expense Claims. The Company estimates that it may be required to pay between $10 million and $20 million of additional Administration Expense Claims, although there can be no assurance as to the amount the Company will be required to pay.

   In accordance with the Plan, the Company will be required to make a cash payment to certain unsecured creditors of MEG in an amount equal to the lesser of (i) $2.0 million plus fifteen percent (15%) of the amount of their allowed claims and (ii) $8.0 million at such time as the amount thereof is determined. The Company has deposited $8.0 million into a trust account to satisfy the maximum amount of such payment.

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   Capital expenditures (excluding acquisitions) by the Company during fiscal
1996, 1997 and 1998 were approximately $23.8 million, $17.7 million and $17.3 million, respectively. The Company anticipates capital expenditures of $21.0 million during fiscal 1999, primarily relating to the toy division.

   The Company believes that cash flow from operations, together with the net proceeds of the Fleer Sale, the net proceeds expected to be received from the Offering (after repayment of the Bridge Loan), borrowings expected to be available under a new secured working capital facility, if obtained, and other sources of liquidity, will be sufficient for the Company to conduct its business, meet debt service requirements, make capital expenditures and pay Administration Expense Claims. However, there can be no assurance that the Company's business will generate the level of cash flow from operations that it expects or that future borrowings will be available to the Company. If the Company's plans or assumptions change, if the Company's assumptions prove to be inaccurate or if the Company experiences unanticipated costs or competitive pressures, the Company may need to seek additional capital. The Company's failure to consummate the Offering, generate sufficient cash flow from operations or obtain a new working capital facility on customary terms or at all could have a material adverse effect on its ability to conduct its business, meet debt service requirements, make capital expenditures or pay Administration Expense Claims.

Seasonality

   The Company's annual operating performance depends, in large part, on its sales of toys during the relatively brief Christmas selling season. During 1996, 1997 and 1998, 64%, 67% and 60%, respectively, of the Company's domestic net toy sales were realized during the second half of the year. Management expects that the Company's toy business will continue to experience a significant seasonal pattern for the foreseeable future. This seasonal pattern requires significant use of working capital mainly to build inventory during the year, prior to the Christmas selling season, and requires accurate forecasting of demand for the Company's products during the Christmas selling season. The Company is seeking to obtain a new working capital facility; however, that facility is not yet in place, and the Company might not obtain such facility. The failure to obtain a working capital facility on customary terms or at all could have a material adverse effect on the Company's business.

Year 2000

   Through December 31, 1998, the Company incurred Year 2000 conversion costs for its toy division ("Toy Biz") of approximately $1.3 million and expects to incur an additional $1.0 million in 1999. The Company is utilizing both internal and external sources to remediate, or replace, and test Toy Biz's software for Year 2000 modifications. The Company anticipates completing the Year 2000 project for Toy Biz by June 30, 1999.

   The Company is in the process of completing an assessment of Year 2000 compliance for the Company's licensing division ("Marvel Licensing") and the Company's publishing division ("Marvel Publishing") operations. MEG did not allocate resources to the Year 2000 project while it was in bankruptcy, and as of December 31, 1998, the Company had incurred no Year 2000 conversion costs for Marvel Licensing or Marvel Publishing. The Company believes that it can successfully complete the Year 2000 compliance of Marvel Licensing and Marvel Publishing by converting their financial system into the Toy Biz financial system. The Company expects to complete the conversion by August 1999. The Company will also make other systems used by Marvel Licensing and Marvel Publishing Year 2000 compliant by converting them to the Toy Biz system. Management estimates that the costs to conform Marvel Licensing and Marvel Publishing will be approximately $500,000.

   The cost of the project and the date on which the Company believes that it will complete the Year 2000 modifications are only estimates. The Company currently believes that the Year 2000 issue will not pose significant operational problems for its computer systems. The Company has begun to communicate with its customers and major suppliers in order to determine whether the Year 2000 issue will affect the ability of those companies' computer systems to interface with the Company's systems or will otherwise affect the ability of those companies to transact business with the Company. The Company is not aware of any such material issues with its customers and suppliers at this time. The Company's worst-case scenarios would be manual performance of all accounting functions and the loss of relationships with the Company's major customers because of the inability of the Company's computers to interface with theirs. The Company has not developed a contingency plan to assess the likelihood of, and to address, its worst-case scenarios. The Company assesses its Year 2000 status regularly and will begin to develop comprehensive contingency plans if management believes that the Company will not complete the Year 2000 project in a timely manner. If the Company's Year 2000 project is not completed on a timely basis, or if the Company's major customers or suppliers fail to address all the Year 2000 issues, management believes that it could have a material adverse impact on the Company's operations.

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